UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 20, 2004
(Date of Report)

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-22083 (Commission File No.)	84-1116894 (I.R.S. Employer Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado         80215
(Address of principal executive offices)                            (Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On May 20, 2004, Global Med Technologies, Inc. (the “Company”), filed a Form S-8 registration statement to register 5,000,000 shares of the Company’s $.01 par value common stock (“Common Stock”) reserved for issuance under the Company’s 2003 Stock Option Plan (the “2003 Plan”). The Company also filed an amendment to the Company”s existing Form S-8 registration statement to reduce the number of shares of Common Stock registered for issuance under the Company’s 2001 Stock Option Plan (the “2001 Plan”) to 10,000,000 shares of Common Stock.

        As of May 20, 2004, stock options to purchase approximately 4.8 million and 2.7 million shares of the Company’s Common Stock were issued and outstanding under the 2003 Plan and 2001 Plan, respectively.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC. By: /s/ Michael I. Ruxin, Michael I. Ruxin, M.D. Chairman of the Board and Chief Executive Officer

Date: May 20, 2004